Exhibit 99.1

John Cummings
Salesforce
Investor Relations
415-778-4188
jcummings@salesforce.com

Gina Sheibley
Salesforce
Public Relations
917-297-8988
gsheibley@salesforce.com

Salesforce Announces Record Second Quarter Fiscal 2020 Results
Raises FY20 Revenue Guidance to $16.75 Billion to $16.90 Billion

•	Second Quarter Revenue of $4.0 Billion, up 22% Year-Over-Year, 23% in Constant Currency

•	Current Remaining Performance Obligation of Approximately $12.1 Billion, up 23% Year-Over-Year, 25% in Constant Currency

•	Remaining Performance Obligation of Approximately $25.3 Billion, up 20% Year-Over-Year

•	Initiates Q3 FY20 Revenue Guidance of $4.44 Billion to $4.45 Billion, up 31% Year-Over-Year

•	Initiates Q3 FY20 Current Remaining Performance Obligation Guidance of 24% to 25% Year-Over-Year

SAN FRANCISCO, Calif. - Aug. 22, 2019 - Salesforce (NYSE: CRM), the global leader in CRM, today announced results for its fiscal second quarter ended July 31, 2019.

"Following an outstanding quarter, we’re raising our FY20 revenue guidance to $16.9 billion at the high-end of the range," said Marc Benioff, Chairman & co-CEO, Salesforce. "With our Customer 360 vision, Einstein AI and the millions of Trailblazers innovating on our platform, Salesforce has never been better positioned for the future."

"An enormous wave of digital transformation is sweeping across every industry, and major brands, like FedEx, AXA and Unicredit, turned to Salesforce in the quarter to propel their growth," said Keith Block, co-CEO, Salesforce. "The trust our customers have in us to drive their digital transformations is reflected in our strong quarterly results across our clouds and regions."

Salesforce delivered the following results for its fiscal second quarter:

Revenue: Total second quarter revenue was $4.0 billion, an increase of 22% year-over-year, and 23% in constant currency. Subscription and support revenues were $3.75 billion, an increase of 22% year-over-year. Professional services and other revenues were $252 million, an increase of 14% year-over-year.

Earnings per Share: Second quarter GAAP diluted earnings per share was $0.11, and non-GAAP diluted earnings per share was $0.66. GAAP and non-GAAP diluted earnings per share were negatively impacted by the loss on the settlement of the Salesforce.org reseller agreement by $0.16. Mark-to-market accounting of the company’s strategic investments, required by ASU 2016-01, benefited GAAP diluted earnings per share by $0.10 based on the US tax rate of 25% and non-GAAP diluted earnings per share by $0.11 based on a non-GAAP tax rate of 22.5%.

Cash: Cash generated from operations for the second quarter was $436 million, a decrease of 5% year-over-year. Total cash, cash equivalents and marketable securities ended the second quarter at $6.04 billion.

Remaining Performance Obligation: Remaining performance obligation ended the second quarter at approximately $25.3 billion, an increase of 20% year-over-year. This includes approximately $350 million related to the business combination with Salesforce.org. Current remaining performance obligation ended the second quarter at approximately $12.1 billion, an increase of 23% year-over-year, 25% in constant currency.

As of August 22, 2019, the company is initiating revenue, earnings per share and current remaining performance obligation growth guidance for its third quarter of fiscal year 2020. For the full fiscal year 2020, the company is raising its revenue and non-GAAP earnings per share guidance, and maintaining its operating cash flow guidance, previously provided on June 10, 2019, as amended on June 12, 2019. The company is decreasing its GAAP earnings per share guidance previously provided on June 4, 2019. The guidance below assumes no change to the value the company's strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses. While historically the company's strategic investment portfolio has had a positive impact on the company's financial results, that may not be true for future periods, particularly in periods of significant market fluctuations that affect the publicly traded companies within the company's strategic investment portfolio. The impact of future gains or losses from the company's strategic investment portfolio could be material. In addition, the guidance below is based on estimated GAAP tax rates that reflect the company’s currently available information, and excludes forecasted discrete tax items such as excess tax benefits from stock-based compensation. The GAAP tax rates may fluctuate due to future acquisitions or other transactions.

	Q3 FY20 Guidance	Full Year FY20 Guidance
Revenue	$4.44 - $4.45 billion	$16.75 - $16.90 billion
Y/Y Growth	31%	26% - 27%
GAAP (loss) earnings per share	($0.21) - ($0.20)	$0.28 - $0.30
Non-GAAP earnings per share	$0.65 - $0.66	$2.82 - $2.84
Operating Cash Flow Growth (Y/Y)	N/A	21% - 22%
Current Remaining Performance Obligation Growth (Y/Y)	24% to 25%	N/A

The following is a per share reconciliation of GAAP diluted (loss) earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and the full year:

	Fiscal 2020
	Q3	FY20
GAAP (loss) earnings per share range*	($0.21) - ($0.20)	$0.28 -$0.30
Plus
Amortization of purchased intangibles	$0.32	$0.99
Stock-based expense	$0.59	$2.08
Less
Income tax effects and adjustments**	$(0.05)	$(0.53)
Non-GAAP diluted earnings per share***	$0.65 - $0.66	$2.82 - $2.84

Shares used in computing basic net (loss) income per share (millions)	881	830
Shares used in computing diluted net income per share (millions)	917	858
* The company's GAAP tax provision is expected to be approximately (300%) for the three months ended October 31, 2019 and approximately 48% for the year ended January 31, 2020. The GAAP tax rates may fluctuate due to discrete tax items, future acquisitions or other transactions. The company's projected GAAP basic and diluted EPS assumes no change to the value of its strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses.
** The company’s Non-GAAP tax provision uses a long-term projected tax rate of 22.5%, which reflects currently available information and could be subject to change.
*** The company's projected Non-GAAP basic and diluted earnings per share assumes no change to the value of its strategic investment portfolio resulting from ASU 2016-01 as it is not possible to forecast future gains and losses.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call
Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) today to discuss its financial results with the investment community. A live web broadcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 2492128.  A replay will be available at 855-859-2056 or 404-537-3406, passcode 2492128, until midnight (ET) September 22, 2019.

About Salesforce
Salesforce, the global leader in CRM, empowers companies to connect with their customers in a whole new way. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol "CRM." For more information about Salesforce, visit: www.salesforce.com.

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"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about the company's financial and operating results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income, diluted earnings per share, operating cash flow growth, operating margin improvement, expected revenue growth, expected current remaining performance obligation growth, expected tax rates, the one-time accounting non-cash charge that was incurred in connection with the Salesforce.org combination; stock-based compensation expenses, amortization of purchased intangibles, shares outstanding, market growth and sustainability goals. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements it makes.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with the effect of general economic and market conditions; the impact of geopolitical events; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our business strategy and our plan to build our business, including our strategy to be the leading provider of enterprise cloud computing applications and platforms; the pace of change and innovation in enterprise cloud computing services; the seasonal nature of our sales cycles; the competitive nature of the market in which we participate; our international expansion strategy; the demands on our personnel and infrastructure resulting from significant growth in our customer base and operations, including as a result of acquisitions; our service performance and security, including the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate potential security breaches; the expenses associated with new data centers and third-party infrastructure providers; additional data center capacity; real estate and office facilities space; our operating results and cash flows; new services and product features, including any efforts to expand our services beyond the CRM market; our strategy of acquiring or making investments in complementary businesses, joint ventures, services, technologies and intellectual property rights; the performance and fair value of our investments in complementary businesses through our strategic investment portfolio; our ability to realize the benefits from strategic partnerships, joint ventures and investments; the impact of future gains or losses from our strategic investment portfolio, including gains or losses from overall market conditions that may affect the publicly traded companies within our strategic investment portfolio; our ability to execute our business plans; our ability to successfully integrate acquired businesses and technologies, including delays related to the integration of Tableau due to regulatory review by the United Kingdom Competition and Markets Authority; our ability to continue to grow unearned revenue and remaining performance obligation; our ability to protect our intellectual property rights; our ability to develop our brands; our reliance on third-party hardware, software and platform providers; our dependency on the development and maintenance of the infrastructure of the Internet; the effect of evolving domestic and foreign government regulations, including those related to the provision of services on the Internet, those related to accessing the Internet, and those addressing data privacy, cross-border data transfers and import and export controls; the valuation of our deferred tax assets and the release of related valuation allowances; the potential availability of additional tax assets in the future; the impact of new accounting pronouncements and tax laws; uncertainties affecting our ability to estimate our tax rate; the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; factors related to our outstanding debt, revolving credit facility, term loan and loan associated with 50 Fremont; compliance with our debt covenants and lease obligations; current and potential litigation involving us; and the impact of climate change.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings it makes with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2019 salesforce.com, inc.  All rights reserved.  Salesforce and other marks are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

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salesforce.com, inc.
Consolidated Statements of Operations
(in millions, except per share data)
(Unaudited)

2	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Revenues:
Subscription and support	$3,745	$3,060	$7,241	$5,870
Professional services and other	252	221	493	417
Total revenues	3,997	3,281	7,734	6,287
Cost of revenues (1)(2):
Subscription and support	727	638	1,405	1,211
Professional services and other	240	211	476	405
Total cost of revenues	967	849	1,881	1,616
Gross profit	3,030	2,432	5,853	4,671
Operating expenses (1)(2):
Research and development	607	463	1,161	887
Marketing and sales	1,824	1,504	3,521	2,833
General and administrative	375	350	737	645
Loss on settlement of Salesforce.org reseller agreement (3)	166	0	166	0
Total operating expenses	2,972	2,317	5,585	4,365
Income from operations	58	115	268	306
Gains on strategic investments, net	109	143	390	354
Other expense	(3)	(27)	(12)	(44)
Income before benefit from (provision for) income taxes	164	231	646	616
Benefit from (provision for) income taxes	(73)	68	(163)	27
Net income	$91	$299	$483	$643
Basic net income per share	$0.12	$0.40	$0.62	$0.87
Diluted net income per share	$0.11	$0.39	$0.61	$0.84
Shares used in computing basic net income per share	776	747	774	737
Shares used in computing diluted net income per share	795	774	795	763

(1)	Amounts include amortization of intangible assets acquired through business combinations, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Cost of revenues	$62	$52	$123	$91
Marketing and sales	65	67	133	97

(2)	Amounts include stock-based expense, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Cost of revenues	$46	$43	$89	$77
Research and development	98	81	179	147
Marketing and sales	199	174	376	294
General and administrative	45	53	87	85

(3)	Amount represents a one-time non-cash charge related to the settlement of the reseller agreement between Salesforce and Salesforce.org, a related party.

salesforce.com, inc.
Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Revenues:
Subscription and support	94%	93%	94%	93%
Professional services and other	6	7	6	7
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	18	20	18	19
Professional services and other	6	6	6	7
Total cost of revenues	24	26	24	26
Gross profit	76	74	76	74
Operating expenses (1)(2):
Research and development	15	14	15	14
Marketing and sales	46	46	45	45
General and administrative	9	11	10	10
Loss on settlement of Salesforce.org reseller agreement	4	0	2	0
Total operating expenses	74	71	72	69
Income from operations	2	3	4	5
Gains on strategic investments, net	2	4	5	6
Other expense	0	0	(1)	(1)
Income before benefit from (provision for) income taxes	4	7	8	10
Benefit from (provision for) income taxes	(2)	2	(2)	0
Net income	2%	9%	6%	10%

(1)	Amounts include amortization of intangible assets acquired through business combinations as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Cost of revenues	2%	2%	2%	1%
Marketing and sales	2	2	2	2

(2)	Stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Cost of revenues	1%	1%	1%	1%
Research and development	2	2	2	2
Marketing and sales	5	5	5	5
General and administrative	1	2	1	1

salesforce.com, inc.
Consolidated Balance Sheets
(in millions)
(Unaudited)

	July 31, 2019	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$3,510	$2,669
Marketable securities	2,532	1,673
Accounts receivable, net	2,332	4,924
Costs capitalized to obtain revenue contracts, net	786	788
Prepaid expenses and other current assets	743	629
Total current assets	9,903	10,683
Property and equipment, net	2,283	2,051
Operating lease right-of-use assets (1)	2,904	0
Costs capitalized to obtain revenue contracts, noncurrent, net	1,105	1,232
Strategic investments	1,614	1,302
Goodwill	13,199	12,851
Intangible assets acquired through business combinations, net	1,725	1,923
Capitalized software and other assets, net	603	695
Total assets	$33,336	$30,737
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$2,347	$2,691
Operating lease liabilities, current (1)	706	0
Unearned revenue	7,142	8,564
Total current liabilities	10,195	11,255
Noncurrent debt	2,973	3,173
Noncurrent operating lease liabilities (1)	2,341	0
Other noncurrent liabilities	661	704
Total liabilities	16,170	15,132
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	15,024	13,927
Accumulated other comprehensive loss	(77)	(58)
Retained earnings	2,218	1,735
Total stockholders’ equity	17,166	15,605
Total liabilities and stockholders’ equity	$33,336	$30,737
(1)    Reflects the prospective adoption of Accounting Standards Update No. 2016-02, “Leases (Topic 842)”, which the Company adopted on February 1, 2019.

salesforce.com, inc.
Consolidated Statements of Cash Flows
(in millions)
(Unaudited)

2	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Operating activities:
Net income	$91	$299	$483	$643
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	457	253	894	450
Amortization of costs capitalized to obtain revenue contracts, net	217	183	426	371
Expenses related to employee stock plans	388	351	731	603
Loss on settlement of Salesforce.org reseller agreement	166	0	166	0
Gains on strategic investments, net	(109)	(143)	(390)	(354)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(146)	(149)	2,628	2,013
Costs capitalized to obtain revenue contracts, net	(173)	(146)	(297)	(264)
Prepaid expenses and other current assets and other assets	28	4	(69)	(86)
Accounts payable	26	71	41	121
Accrued expenses and other liabilities	267	108	(293)	(398)
Operating lease liabilities	(182)	0	(346)	0
Unearned revenue	(594)	(373)	(1,573)	(1,175)
Net cash provided by operating activities	436	458	2,401	1,924
Investing activities:
Business combinations, net of cash acquired	(423)	(4,803)	(433)	(4,985)
Purchases of strategic investments	(62)	(37)	(221)	(184)
Sales of strategic investments	71	2	265	6
Purchases of marketable securities	(772)	(28)	(1,506)	(291)
Sales of marketable securities	375	335	461	1,273
Maturities of marketable securities	137	40	193	88
Capital expenditures	(178)	(170)	(337)	(292)
Net cash used in investing activities	(852)	(4,661)	(1,578)	(4,385)
Financing activities:
Proceeds from issuance of debt, net	0	496	0	2,966
Proceeds from employee stock plans	152	182	371	383
Principal payments on financing obligations (1)	(134)	(89)	(145)	(108)
Repayments of debt	(201)	0	(202)	(1,027)
Net cash provided by (used in) financing activities	(183)	589	24	2,214
Effect of exchange rate changes	(1)	11	(6)	23
Net increase (decrease) in cash and cash equivalents	(600)	(3,603)	841	(224)
Cash and cash equivalents, beginning of period	4,110	5,922	2,669	2,543
Cash and cash equivalents, end of period	$3,510	$2,319	$3,510	$2,319
(1)    Previously referred to as principal payments on capital lease obligations.

salesforce.com, inc.
Additional Metrics
(Unaudited)

	July 31, 2019	Apr 30, 2019	Jan 31, 2019	Oct 31, 2018	Jul 31, 2018	Apr 30, 2018
Full Time Equivalent Headcount	40,571	37,485	35,995	34,391	32,717	30,149
Financial data (in millions):
Cash, cash equivalents and marketable securities	$6,042	$6,379	$4,342	$3,450	$3,427	$7,159
Strategic investments	1,614	1,548	1,302	1,251	1,202	1,024
Operating lease liabilities (1)	3,047	3,058	NA	NA	NA	NA
Principal due on the Company's outstanding debt obligations (2)	2,996	3,197	3,198	3,699	3,700	3,200
Net cash provided by operating activities	436	1,965	1,331	143	458	1,466
Capital expenditures	178	159	167	136	170	122
(1) Effective February 1, 2019, the Company prospectively adopted Topic 842. Accordingly, the results for prior periods were not adjusted to conform to the current period measurement or recognition of results.
(2) The Company repaid $200 million of the 2021 Term Loan in June 2019.
Supplemental Revenue Analysis
Remaining Performance Obligation
Transaction price allocated to the remaining performance obligations represents contracted revenue that has not yet been recognized, which includes unearned revenue and unbilled amounts that will be recognized as revenue in future periods. Transaction price allocated to the remaining performance obligation is influenced by several factors, including seasonality, the timing of renewals, average contract terms and foreign currency exchange rates. Unbilled portions of the remaining transaction price denominated in foreign currencies are revalued each period based on the period end exchange rates.
The portion of the remaining performance obligation that is unbilled is not recorded on the balance sheet. Remaining performance obligation consisted of the following (in billions):

	Current	Noncurrent	Total
As of July 31, 2019 (1)	$12.1	$13.2	$25.3
As of April 30, 2019	$11.8	$13.1	$24.9
As of January 31, 2019	$11.9	$13.8	$25.7
As of October 31, 2018	$10.0	$11.2	$21.2
As of July 31, 2018	$9.8	$11.2	$21.0
As of April 30, 2018 (2)	$9.6	$10.8	$20.4
As of January 31, 2018 (2)	$9.6	$11.0	$20.6
(1) Includes $350 million of Remaining Performance Obligation related to the Salesforce.org business combination in June 2019.
(2) Does not include any contribution to Remaining Performance Obligation from the May 2018 acquisition of MuleSoft, Inc.

Unearned Revenue
Unearned revenue represents amounts that have been invoiced in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred or services have been provided. The change in unearned revenue was as follows (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Unearned revenue, beginning of period	$7,585	$6,201	$8,564	$6,995
Billings and other*	3,396	2,875	6,110	5,086
Contribution from contract asset	7	31	51	25
Revenue recognized ratably over time	(3,736)	(3,056)	(7,223)	(5,924)
Revenue recognized over time as delivered	(174)	(162)	(346)	(299)
Revenue recognized at a point in time	(87)	(63)	(165)	(64)
Unearned revenue from business combinations	151	57	151	64
Unearned revenue, end of period	$7,142	$5,883	$7,142	$5,883
*Other includes, for example, the impact of foreign currency translation
Disaggregation of Revenue
Subscription and Support Revenue by the Company's service offerings
Subscription and support revenues consisted of the following (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Sales Cloud	$1,130	$1,004	$2,203	$1,969
Service Cloud	1,087	892	2,107	1,740
Salesforce Platform and Other	912	712	1,754	1,287
Marketing and Commerce Cloud	616	452	1,177	874
	$3,745	$3,060	$7,241	$5,870
The above subscription and support revenue includes approximately $51 million of revenue contributed from the acquisition of Salesforce.org for the period June 3, 2019 through July 31, 2019.
Total Revenue by Geographic Locations
Revenues by geographical region consisted of the following (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Americas	$2,816	$2,338	$5,433	$4,439
Europe	786	629	1,541	1,235
Asia Pacific	395	314	760	613
	$3,997	$3,281	$7,734	$6,287

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Americas	70%	71%	70%	71%
Europe	20	19	20	19
Asia Pacific	10	10	10	10
	100%	100%	100%	100%
Constant Currency Growth Rates
The Company presents constant currency information to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Revenue constant currency growth rates were as follows:

	Three Months Ended July 31, 2019 compared to Three Months Ended July 31, 2018	Three Months Ended April 30, 2019 compared to Three Months Ended April 30, 2018	Three Months Ended July 31, 2018 compared to Three Months Ended July 31, 2017
Americas	20%	25%	25%
Europe	30%	32%	32%
Asia Pacific	27%	27%	28%
Total growth	23%	26%	27%
The Company presents constant currency information for current remaining performance obligation to provide a framework for assessing how the Company's underlying business performed excluding the effects of foreign currency rate fluctuations. To present the information, the Company converted the current remaining performance obligation balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as of the most recent balance sheet date.
Current remaining performance obligation constant currency growth rates was as follows:

	July 31, 2019 compared to July 31, 2018	April 30, 2019 compared to April 30, 2018
Total growth	25%	24%
Supplemental Strategic Investment Information
Gains on strategic investments, net
All fair value adjustments of the Company's publicly traded and privately held equity investments are recorded through the statement of operations. Therefore, the Company anticipates additional volatility to the Company's statements of operations in future periods, due to changes in market prices of the Company's investments in publicly held equity investments and the valuation and timing of observable price changes and impairments of the Company's investments in privately held securities. These changes could be material based on market conditions and events. The results for the current fiscal period are not indicative of the results to be expected for any subsequent quarter or fiscal year.
Gains and losses recognized on strategic investments were as follows (in millions):

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Net gains recognized on publicly traded securities	$66	$65	$216	$276
Net gains recognized on privately held securities	0	90	122	81
Net gains recognized on sales of equity securities	43	1	62	9
Net losses recognized on debt securities	0	(13)	(10)	(12)
Gains on strategic investments, net	$109	$143	$390	$354
Supplemental Debt Information
The carrying values of the Company's borrowings were as follows (in millions):

Instrument	Date of issuance	Maturity date	July 31, 2019	January 31, 2019
2021 Term Loan	May 2018	May 2021	$299 (1)	$499
2023 Senior Notes	April 2018	April 2023	994	993
2028 Senior Notes	April 2018	April 2028	1,489	1,488
Loan assumed on 50 Fremont	February 2015	June 2023	195	196
Total carrying value of debt			2,977	3,176
Less current portion of debt			(4)	(3)
Total noncurrent debt			$2,973	$3,173
(1) The Company repaid $200 million of the 2021 Term Loan in June 2019.

salesforce.com, inc.
GAAP Results Reconciled to non-GAAP Results
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in millions, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Non-GAAP gross profit
GAAP gross profit	$3,030	$2,432	$5,853	$4,671
Plus:
Amortization of purchased intangibles (1)	62	52	123	91
Stock-based expense (2)	46	43	89	77
Non-GAAP gross profit	$3,138	$2,527	$6,065	$4,839
Non-GAAP operating expenses
GAAP operating expenses	$2,972	$2,317	$5,585	$4,365
Less:
Amortization of purchased intangibles (1)	65	67	133	97
Stock-based expense (2)	342	308	642	526
Non-GAAP operating expenses	$2,565	$1,942	$4,810	$3,742
Non-GAAP income from operations
GAAP income from operations	$58	$115	$268	$306
Plus:
Amortization of purchased intangibles (1)	127	119	256	188
Stock-based expense (2)	388	351	731	603
Non-GAAP income from operations	$573	$585	$1,255	$1,097
Non-GAAP non-operating income (3)
GAAP non-operating income	$106	$116	$378	$310
Plus:
Amortization of debt discount, net	0	0	0	4
Non-GAAP non-operating income	$106	$116	$378	$314
Non-GAAP net income
GAAP net income	$91	$299	$483	$643
Plus:
Amortization of purchased intangibles (1)	127	119	256	188
Stock-based expense (2)	388	351	731	603
Amortization of debt discount, net	0	0	0	4
Less:
Income tax effects and adjustments	(80)	(219)	(205)	(330)
Non-GAAP net income	$526	$550	$1,265	$1,108

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Non-GAAP diluted earnings per share
GAAP diluted net income per share	$0.11	$0.39	$0.61	$0.84
Plus:
Amortization of purchased intangibles	0.16	0.15	0.32	0.25
Stock-based expense	0.49	0.45	0.92	0.79
Amortization of debt discount, net	0.00	0.00	0.00	0.00
Less:
Income tax effects and adjustments	(0.10)	(0.28)	(0.26)	(0.43)
Non-GAAP diluted earnings per share	$0.66	$0.71	$1.59	$1.45
Shares used in computing Non-GAAP diluted net income per share	795	774	795	763

1)	Amortization of purchased intangibles were as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Cost of revenues	$62	$52	$123	$91
Marketing and sales	65	67	133	97
	$127	$119	$256	$188

2)	Stock-based expense was as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Cost of revenues	$46	$43	$89	$77
Research and development	98	81	179	147
Marketing and sales	199	174	376	294
General and administrative	45	53	87	85
	$388	$351	$731	$603

3)	GAAP non-operating income consists of investment income, interest expense, gains on strategic investments, net and other income.

salesforce.com, inc.
Computation of Basic and Diluted GAAP and non-GAAP Net Income Per Share
(in millions, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
GAAP Basic Net Income Per Share
Net income	$91	$299	$483	$643
Basic net income per share	$0.12	$0.40	$0.62	$0.87
Shares used in computing basic net income per share	776	747	774	737

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$526	$550	$1,265	$1,108
Basic Non-GAAP net income per share	$0.68	$0.74	$1.63	$1.50
Shares used in computing basic Non-GAAP net income per share	776	747	774	737

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
GAAP Diluted Net Income Per Share
Net income	$91	$299	$483	$643
Diluted net income per share	$0.11	$0.39	$0.61	$0.84
Shares used in computing diluted net income per share	795	774	795	763

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$526	$550	$1,265	$1,108
Diluted Non-GAAP net income per share	$0.66	$0.71	$1.59	$1.45
Shares used in computing diluted Non-GAAP net income per share	795	774	795	763

Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates and constant currency revenue and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP diluted earnings per share excludes, to the extent applicable, the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, and previously the net amortization of debt discount on the company’s convertible senior notes, as well as income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the company’s long-term benefit over multiple periods.

Specifically, management is excluding the following items from its non-GAAP earnings per share, as applicable, for the periods presented in the Q2 FY20 financial statements and for its non-GAAP estimates for Q3 and FY20:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and in some cases, acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, which is not typically affected by operations during any particular period. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•
Gains on Strategic Investments, net: Upon the adoption of Accounting Standards Update 2016-01 on February 1, 2018, the company is required to record all fair value adjustments to its equity securities held within the strategic investment portfolio through the statement of operations. As it is not possible to forecast future gains and losses, the company assumes no change to the value of its strategic investment portfolio in its GAAP and non-GAAP estimates for future periods.

•	Income Tax Effects and Adjustments: The company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses and the amortization of purchased intangibles. The projected rate also assumes no new acquisitions in the three-year period, and considers other factors including the company’s expected tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. For fiscal 2020, the company uses a projected non-GAAP tax rate of 22.5%, which reflects currently available information, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix due to acquisition activity, or other changes to the company’s strategy or business operations. The company will re-evaluate its long-term rate as appropriate.